Exhibit 10.32

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) has been entered into as of September 22, 2011, by and between Groupon, Inc., a Delaware corporation (the “Company”), and Mihir Shah, as the Stockholders’ Representative on behalf of all of the Stockholders (as defined in the Merger Agreement).

Recitals

A.            Reference is made to that certain Agreement and Plan of Merger dated as of May 6, 2010 (the “Merger Agreement”), by and among the Company, Groupon Mobly, Inc., a Delaware corporation, Goodrec, Inc., a Delaware corporation, and the Stockholders’ Representative.

B.            Pursuant to Section 8.8 of the Merger Agreement, the Company and the Stockholders’ Representative desire to terminate certain provisions of the Merger Agreement and enter into other related modifications of the terms of the Merger Agreement.

C.            All capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed thereto in the Merger Agreement.

NOW, THEREFORE, the parties hereto agree to amend the Merger Agreement as follows:

Amendment of the Agreement and Plan of Merger

1.             The Company and the Stockholders’ Representative hereby acknowledge and agree that the applicable Operational Objectives were previously satisfied and the 2011 Additional Buyer Shares were previously issued to the Stockholders.

2.             The Company and the Stockholders’ Representative hereby agree that the Operational Objectives applicable to the 2012 Additional Buyer Shares shall be deemed satisfied as of the date hereof, and that the issuance of the 2012 Additional Buyer Shares shall be accelerated.  The 2012 Additional Buyer Shares promptly shall be issued to the applicable Stockholders; provided, that the Company, as agent for such Stockholders, shall have the right to retain and hold the stock certificates representing the 2012 Additional Buyer Shares.  The Company shall provide each such Stockholder with copies of such certificates as soon as practicable following the date hereof (and in any event within 20 calendar days following the date hereof).

3.             The Company and the Stockholders’ Representative hereby agree that the Operational objectives applicable to fifty percent (50%) of the 2013 Additional Buyer Shares shall be deemed satisfied as of the date hereof, and that the issuance of fifty percent (50%) of the 2013 Additional Buyer Shares shall be accelerated.  Such portion of the 2013 Additional Buyer Shares promptly shall be issued to the applicable Stockholders; provided, that the Company, as agent for such Stockholders, shall have the right to retain and hold the stock certificates representing such portion of the 2013 Additional Buyer Shares.  The Company shall provide each such Stockholder with copies of such certificates as soon as practicable following the date hereof (and in any event within 20 calendar days following the date hereof).

4.             In consideration of the acceleration and issuance by the Company of the 2012 Additional Buyer Shares and fifty percent (50%) of the 2013 Additional Buyer Shares, the Company and the Stockholders’ Representative hereby agree that the remaining 2013 Additional Buyer Shares are hereby forfeited and shall not be issuable to the applicable Stockholders.  In addition, the Company and the Stockholders’ Representative hereby agree to terminate Section 2.4 of the Merger Agreement, effective as of the date hereof, and Section 2.4 of the Merger Agreement therefore shall be deemed deleted from the Merger Agreement.

5.             The Company and the Stockholders’ Representative hereby agree that the receipt of the 2012 Additional Buyer Shares and fifty percent (50%) of the 2013 Additional Buyer Shares shall be treated as consideration received in connection with the Merger, which does not give rise to the recognition of gain or loss for U.S. federal and applicable state and local income tax purposes under Section 354 of the Code and also agree that they will not take any position which is inconsistent with the foregoing.

6.             Except as specifically set forth herein, the Merger Agreement shall remain in full force and effect, and its provisions shall be binding on the parties thereto.  References in the Merger Agreement or in any other document to the Merger Agreement shall refer to the Merger Agreement, as amended hereby.

7.             This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

8.             This Amendment shall be governed by and construed under the laws of the State of Delaware in all respects as applied to agreements among Delaware residents entered into and performed entirely within Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Agreement and Plan of Merger as of the date first above written.

COMPANY:	GROUPON, INC.

	By:	/s/ Bradley Downes
	Name:	Bradley Downes
	Title:	VP Finance

STOCKHOLDERS’ REPRESENTATIVE:
	By:	/s/ Mihir Shah
Mihir Shah